Exhibit 99.1

TE Connectivity Announces Pricing of €550 Million Senior Notes Offering

SCHAFFHAUSEN, Switzerland, February 24, 2015 — TE Connectivity Ltd. (NYSE: TEL) (“TE Connectivity”) today announced that its wholly owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), has priced an offering of €550 million aggregate principal amount of its 1.100% senior notes due 2023.

The offer is being made pursuant to an effective registration statement filed by TE Connectivity and TEGSA on December 9, 2013.

The €550 million senior notes due 2023 will be issued at a price of 99.680% and will have a stated interest rate of 1.100% per year, payable annually.

TE Connectivity intends to use the net proceeds of this offering for general corporate purposes.

BNP Paribas, Deutsche Bank AG, London Branch and Merrill Lynch International are joint book-running managers for this offering, which is expected to close on February 27, 2015.

A copy of the prospectus for the offering can be obtained from BNP Paribas, 10 Harewood Avenue, London NW1 6AA, United Kingdom, Attention: Fixed Income Syndicate, Facsimile: +44 20 7595 2555, from Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, Attention: GRS, Facsimile: +44 207 5454455 or from Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: Syndicate Desk, Facsimile +44 207 995 2968.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the operations of Measurement Specialties will not be successfully integrated into ours; the risk that revenue opportunities, cost savings and other anticipated synergies from the Measurement Specialties acquisition may not be fully realized or may take longer to realize than expected; and the risk that the sale of the Broadband Network Solutions business may not be consummated, or if consummated, we do not realize the anticipated benefits from such transaction. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2014, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $14 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 80,000 people, including 7,500 design engineers, partner with customers in over 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS.

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Contacts:	Media Relations: Jane Crawford TE Connectivity 610-893-9689 Jane.crawford@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.shah@te.com